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                                    FORM OF
                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("AGREEMENT") is entered into as of ___________, 1999 between SELECTQUOTE, INC., a Delaware corporation (hereinafter referred to as the "COMPANY"), and ____________________ (hereinafter referred to as the "EXECUTIVE").

                                R E C I T A L S:

         A. The Company wishes to engage the Executive as the __________ of the Company on the terms and conditions set forth in this Agreement.

         B. The Executive is willing to accept employment as the ___________ of the Company on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the promises and the mutual covenants set forth in this Agreement, the Company and the Executive agree as follows:

         1. POSITION AND RESPONSIBILITIES.

         (a) POSITION. The Executive shall have the title and position of ____________________ of the Company. The Executive shall report directly to [the Chairman of the Board and the Board of Directors].

         (b) DUTIES AND RESPONSIBILITIES. The duties and responsibilities of the Executive are further described in EXHIBIT A hereto. The Executive will use his best efforts to perform those duties and discharge his responsibilities pursuant to this Agreement competently, carefully and faithfully.

         2. TERMS AND CONDITIONS OF EMPLOYMENT.

         (a) PERIOD OF EMPLOYMENT. The Company will employ the Executive, and the Executive accepts employment with the Company, for a period of ________ years commencing on _______________, subject to Section 3.

         (b) DEVOTION OF TIME. The Executive will devote his full time, attention and energies (exclusive of any periods of sickness and disability and of such normal holiday and vacation periods as have been established by the Company) to the affairs of the Company to fulfill the responsibilities of his office. [The Executive will not enter the employ of or serve as a consultant to, or in any way perform any services with or without compensation for, any other person, business or organization without the prior written consent of the Board of Directors.]

         (c) BASE SALARY. The Executive shall be paid a base salary ("BASE SALARY") of no less than $__________ on an annualized basis. Base salary will be paid in equal semi-monthly installments. Any increases in this Base Salary will be granted in accordance with the Company's policies and procedures.

         (d) CASH INCENTIVES. The Executive shall be eligible to participate in the Company's [Executive Bonus Program]. The Executive shall be eligible to receive a bonus ("BONUS") of up to

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[___% of his Base Salary] [__________ Dollars ($________)] annually as provided in the [Executive Bonus Program] during the term of this Agreement.

         (e) EQUITY INCENTIVES. [The Executive shall be eligible to participate in the Company's 1999 Employee Stock Option Plan (the "OPTION PLAN"). The minimum grant of options to the Executive under this plan shall be __________ per year.] [The Executive has received a grant of stock options pursuant to existing Option Agreements with Company. . . .]

         (f) BENEFITS. The Executive shall be entitled to participate in any pension, insurance or other benefit plan that may be maintained by the Company for its employees from time to time, including but not limited to programs of life and medical insurance, long term disability insurance, the Company's 401K plan, and paid vacation and holiday benefits. [In addition to these standard benefits, the Company will provide [list other perqs].]

         (g) BUSINESS EXPENSES. The Company will reimburse the Executive for all reasonable travel, entertainment and other expenses the Executive shall incur in connection with the performance of his duties under this Agreement, provided that the Executive properly accounts for such expenses in accordance with the Company's policies and practices. [You may add more detailed expense policy covering mobile phone, frequent flyer miles, travel per diems, automobile, etc.]

         (h) COMPANY PROPERTY. The Executive agrees that all notes, memoranda, reports, manuals, materials, data and other papers and records of every kind relating to the business or finances of the Company which shall come into his possession during the term of this Agreement shall be the sole and exclusive property of the Company. This property shall be surrendered to the Company upon the termination of the Executive's employment with the Company, or otherwise upon request of the Board of Directors.

         (i) PROPRIETARY INFORMATION AGREEMENT. The Executive has executed and delivered to the Company a Proprietary Information and Assignment of Inventions Agreement. The Executive's obligations under that agreement are incorporated into this Agreement by this reference.

         3. TERMINATION AND SEVERANCE.

         (a) TERMINATION BY THE COMPANY FOR THE COMPANY'S CONVENIENCE. The Company may terminate the Executive's employment under this Agreement without cause at any time by giving notice to the Executive. Such termination will become effective upon the date specified in such notice. A termination of the Executive's employment by the Executive for good reason (as defined below) will also be deemed to be a termination by the Company without cause. Any such termination shall have the following consequences:

              (i) the Company shall pay to the Executive the Executive's Base Salary for a period of ______ [years/months] following such termination,

              (ii) [the Company shall pay to the Executive the pro rata portion of the Executive's annual Bonus that the Executive would have received had the Executive been employed by the Company on the date on which annual bonuses are determined pursuant to the Company's [Executive Bonus Program] for the year of termination, calculated based on


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         that portion of the year during which the Executive was employed by the Company] [$________, which amount is agreed to approximate the amount of the Bonus to which Executive would have been entitled but for such termination];

              (iii) the Company shall reimburse the Executive for all business expenses incurred by the Executive prior to the date of such termination and otherwise payable pursuant to this Agreement;

              (iv) [[all] [one-half] of the Executive's unvested options to purchase Common Stock of the Company will immediately vest upon such termination, and the vesting of the Executive's remaining unvested options to purchase Common Stock of the Company shall cease upon the date of such termination; and

              (v) [for a period of [six months] following such termination, the Company will continue to provide the Executive with medical, dental and other insurance benefits on terms at least equivalent to the benefits provided to the Executive prior to such termination.]

         Other than the foregoing, the Company will not be obligated to make any other payment or provide any other benefit to the Executive.

         For the purposes of this section, the term "FOR GOOD REASON" shall mean the establishment by the Executive in written notice to the Company that any of the following has occurred:

              (A) a material reduction in the Executive's Base Salary;

              (B) a change of the Company's [Executive Bonus Program] that is materially adverse to the Executive;

              (C) a material reduction in the Executive's responsibilities;

              (D) a change in the fundamental business of the Company [which materially and adversely affects the Executive's compensation potential with the Company]; or

              (E) a material breach of this Agreement by the Company.

         (b) TERMINATION BY THE COMPANY FOR CAUSE. The Company may terminate the Executive's employment at any time for cause by giving written notice to the Executive. Unless otherwise specified in the Company's notice, such termination will become effective immediately upon giving of such notice. Any such termination shall have the following consequences:

                  (i) the Company shall pay to the Executive such amount of the Executive's Base Salary earned by the Executive prior to the date of such termination but unpaid by the Company;

                  (ii) [the Company shall pay to the Executive that portion of the Executive's annual Bonus that the Executive would have received had the Executive been employed by the Company at the date on which annual bonuses are determined pursuant to the Company's


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         [Executive Bonus Program] that is attributable to that portion of the year during which the Executive was employed by the Company];

                  (iii) the Company shall reimburse the Executive for all business expenses incurred by the Executive prior to the date of such termination and otherwise payable pursuant to this Agreement; and

                  (iv) the vesting of the Executive's options to purchase Common Stock of the Company shall cease upon the date of such termination.

         Other than the foregoing, the Company will not be obligated to make any other payment or provide any other benefit to the Executive.

         For the purposes of this section, "CAUSE" shall mean:

              (A) fraud, theft or embezzlement by the Executive against the Company or any of its affiliates, business partners or customers;

              (B) gross dishonesty materially affecting the Company's interests;

              (C) final conviction for a felony or a breach of a law involving moral turpitude or which breach is materially injurious to the Company or its reputation;

              (D) the Executive's willful and continued failure to perform substantially his duties for the Company or any entity in control of, controlled by or in common control with the Company (other than failure resulting from the Executive's incapacity due to illness), as determined by the Board of Directors in good faith following notice to the Executive and a reasonable opportunity, not to exceed 30 days, for the Executive to bring his performance into compliance with the Board's requirements;

              (E) the Executive's appropriation of a Company corporate opportunity, other than as approved by the Board of Directors after full disclosure;

              (F) the Executive's material breach of this Agreement.

         The existence of cause for termination of this Agreement shall be conclusively determined for all purposes by a majority vote of a quorum of the Board of Directors, excluding the Executive for both purposes if he is a director, in good faith.

         (c) TERMINATION BY THE EXECUTIVE FOR THE EXECUTIVE'S CONVENIENCE. The Executive may terminate his employment without cause at any time by giving written notice to the Company. Such termination become effective upon the date specified in such notice, or at such earlier time as the Company may elect, in its discretion. Any such termination will have the following consequences:

                  (i) the Company shall pay to the Executive such amount of the Executive's Base Salary earned by the Executive prior to the date of such termination but unpaid by the Company;


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                  (ii) [the Company shall pay to the Executive the pro rata
         portion of the Executive's annual Bonus that the Executive would have received had the Executive been employed by the Company on the date on which annual bonuses are determined pursuant to the Company's [Executive Bonus Program] for the year of termination, calculated based on that portion of the year during which the Executive was employed by the Company];

                  (iii) the Company shall reimburse the Executive for all business expenses incurred by the Executive prior to the date of such termination and otherwise payable pursuant to this Agreement; and

                  (iv) the vesting of the Executive's remaining unvested options to purchase Common Stock of the Company shall cease upon the date of such termination.

         Other than the foregoing, the Company will not be obligated to make any other payment or provide any other benefit to the Executive.

         (d) TERMINATION UPON A CHANGE OF CONTROL. Upon any termination of the Executive's employment within ___ months of the occurrence of a change of control (as defined below), other than a termination described under Section 3(c), the Executive shall be entitled to receive the benefits set forth in
Section 3(a), provided that

              (i) all unvested options shall fully vest upon the change of control, and

              (ii) the Executive shall receive a severance payment equal to [___ times Base Salary], payable within [60] days following the change of control.

         For the purposes of this section, "CHANGE OF CONTROL" means [(i) the acquisition of shares of capital stock of the Company by a person or entity or a group of related persons or entities in one or a series of transactions that causes the stockholders of the Company immediately prior to the transaction or series of transactions to own less than 50% of the outstanding shares of capital stock of the Company immediately after the transaction or series of transactions]; [(ii) the acquisition of shares of capital stock of the Company by a person or entity or a group of related persons or entities in one or a series of transactions equaling 20% or more of the outstanding capital stock of the Company in combination with a change in the composition of the Board of Directors of the Company of more than 50% of the directors immediately prior to the transaction or series of transactions that occurs within 12 months of such transaction or series of transactions]; (iii) a merger or other reorganization of the Company whereby the stockholders of the Company immediately prior to the transaction own less than 50% of the outstanding shares of capital stock of the surviving corporation immediately after the transaction; or (iv) a sale of all or substantially all of the assets of the Company.

         (e) TERMINATION BY DEATH OR DISABILITY. This Agreement shall terminate upon the death or disability of the Executive. The Executive shall be considered disabled if he is physically, emotionally or mentally unable to perform and does not perform substantially the essential functions of his position for more than [180] consecutive days. Any such termination shall have the following consequences:


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              (i) the Company shall pay the Executive the Executive's Base
         Salary for a period of [___ year/months] following such termination;

              (ii) [the Company shall pay the Executive that portion of the Executive's annual Bonus that the Executive would have received had the Executive been employed by the Company at the date on which annual bonuses are determined pursuant to the Company's [Executive Bonus Program] that is attributable to that portion of the year during which the Executive was employed by the Company] [$________, which amount is agreed to approximate the amount of the Bonus that Executive would have been entitled but for such termination];

              (iii) the Company shall reimburse the Executive for all business expenses incurred by the Executive prior to the date of such termination and otherwise payable pursuant to this Agreement;

              (iv) [[all] [one-half] of the Executive's unvested options to purchase Common Stock of the Company will immediately vest, and the vesting of the Executive's remaining unvested options to purchase Common Stock of the Company shall cease upon the date of such termination;] and

              (v) [for a period of [six] months following a termination upon the disability of the Executive, the Company will continue to provide the Executive with medical, dental and other insurance benefits on terms at least equivalent to the benefits provided to the Executive prior to such termination.]

         (f) DATES OF PAYMENTS. The payment of Base Salary due the Executive upon a termination under Section (b) shall be made on the date of such termination. The payment of Base Salary due the Executive upon a termination under Section 3(c) shall be made on the date of the effectiveness of such termination. All payments due the Executive upon a termination under Section 3(a) for Base Salary attributable to services performed by the Executive prior to the date of termination shall be made on the date of the effectiveness of such termination. All payments of Base Salary due the Executive after the termination of his employment shall be made to Executive in approximately equal installments not less frequently than monthly, in accordance with the Company's normal payroll practice. All Bonus payments due the Executive after the termination of his employment shall be made to Executive on the date on which bonus payments are made generally under the [Executive Bonus Program]. All reimbursements of expenses due the Executive after the termination of his employment shall be made as soon as reasonably possible after the Company receives all documentation necessary to verify such expenses.

         4. EXCESS PARACHUTE PAYMENT. Notwithstanding any other provision of this Agreement, if any payment to be made or benefit to be provided to the Executive pursuant to this Agreement, after taking into account all other payments or benefits provided by the Company to the Executive, would constitute a "parachute payment" as defined in Section 280G of the Code, then the payments to be made or benefits to be provided to the Executive shall be reduced so that the aggregate present value of all parachute payments does not exceed 299% of the Executive's "annualized includible compensation for the base period" (as such term is defined in Section 280(d)(1) of the Code). The determination of any reduction in the payments or benefits to be provided to the Executive shall be


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made by the Board of Directors in good faith, and such determination shall be conclusive and binding on the Executive.

         5. NOTICE. Notices given pursuant to the provisions of this Agreement must be in writing and shall be sent by certified mail, postage pre-paid, or by overnight courier, or by telex, telecopier or telegraph, charges prepaid, to the following addresses:

         To the Company:
         595 Market Street, 6th Floor
         San Francisco, CA 94105
         Attention:  President
         Facsimile:
                    ------------------------
         Telephone:
                    ------------------------

         To the Executive:

         -----------------------------------

         -----------------------------------
         Facsimile:
                    ------------------------
         Telephone:
                    ------------------------

         Any party may, from time to time, designate any other address to which any such notice to it or him shall be sent. Any such notice shall be deemed to have been delivered upon receipt.

         6. MISCELLANEOUS.

         (a) GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with laws of the State of California without regard to its conflict of laws provisions.

         (b) WAIVER; AMENDMENT. The waiver by any party to this Agreement of a breach of any provision by the other party or the occurrence of an event constituting "cause" shall not be construed as a waiver of any subsequent breach or event. No provision of this agreement may be terminated, amended, supplemented, waived or modified other than by an instrument in writing, signed by the party against whom the enforcement of the termination, amendment, supplement, waiver or modification is sought.

         (c) ENTIRE DOCUMENT. This Agreement, including its Exhibits, represents the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes any previous agreement or understanding.

         (d) ASSIGNABILITY. The rights and obligations of the parties under this Agreement shall inure to the benefit of and be binding upon their respective successors and assigns. The Executive may not assign his rights and obligations hereunder without the express, written consent of the Company. The Company may assign its rights and obligations to any successor in interest to the Company's business, subject to the provisions of Section 3(d).

         (e) SEVERABILITY. If any provision of this Agreement is deemed to be invalid or unenforceable, this remainder of the Agreement shall remain valid and binding and of like effect as though such provision were not included.


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         [(f) DISPUTE RESOLUTION. If there is a dispute between the parties arising out of or relating to this Agreement, including but not limited to its alleged breach or termination, the parties shall first attempt in good faith to settle this dispute by mediation, either under the rules of the American Arbitration Association or with the assistance of another organization established to provide mediation services. If mediation is unsuccessful, any remaining unresolved controversy or claim arising out of or relating to this contract, its alleged breach or termination, shall be resolved by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association and the laws of the State of California. The arbitration shall occur in San Francisco, California.

         There shall be a single arbitrator agreed upon mutually by the parties. If the parties cannot agree upon the selection of an arbitrator within 30 days after the demand for arbitration given by one party to the other, the selection of the arbitrator shall be made by obtaining a list of seven arbitrators from the San Francisco office of the American Arbitration Association. After obtaining this list, the parties shall alternately strike names from the list, with the Employee to be the party striking first. After each party has stricken three names from the list, the remaining name shall be the single arbitrator for this proceeding. Alternatively, the parties may agree, by written stipulation, to appoint a single arbitrator whose name is not on a list supplied by the American Arbitration Association,

         The arbitrator will have the power to award contract damages to either party. Each party shall be responsible for paying one half of the arbitrator's fees, and its own costs and attorneys fees, except that the arbitrator shall be empowered to award costs and attorneys fees to the prevailing party, should he or she find that the position of the other party is without substantial merit. The arbitrator's award shall be in writing and shall be accompanied by a written opinion explaining the reasons for the arbitrator's decision.]

                                     * * *










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         IN WITNESS WHEREOF, the Company and the Executive have executed this
Agreement as of the date first set forth above.




THE COMPANY                                  THE EXECUTIVE

By:
    --------------------------------         -----------------------------------
    Name:
           -------------------------
    Title:
           -------------------------

Date:                          , 2000        Date:                        , 2000
      -------------------------                   ------------------------










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                                   EXHIBIT A

                          DUTIES AND RESPONSIBILITIES
                                       OF

                          ---------------------------










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